UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 16, 2015

THE BON-TON STORES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-19517	23-2835229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 E. Market Street, York, Pennsylvania 17402
(Address of Principal Executive Offices)

717-757-7660
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Director of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2015, Keith E. Plowman announced his retirement as Executive Vice President and Chief Financial Officer of The Bon-Ton Stores, Inc. (the “Company”), effective August 1, 2015. Following his retirement, Mr. Plowman will serve as a consultant to the Company to January 29, 2017. Mr. Plowman has served as Executive Vice President and Chief Financial Officer since April 2006 and as Chief Financial Officer since May 2005.  He joined the Company in 1997.

In connection with his retirement, Mr. Plowman entered into a Separation Agreement and General Release with the Company dated as of January 16, 2015 (the "Separation Agreement"). Under the Separation Agreement, Mr. Plowman will receive the following benefits in connection with consulting services that he will provide to the Company beginning on August 2, 2015: (1) an annual consulting fee equal to his annual base salary in effect on January 15, 2015 (Mr. Plowman’s current base salary is $550,000) payable in bi-weekly installments, (2) an amount equal to the monthly premiums for insurance coverage for group medical and dental plans, (3) a bonus, if earned, for the 2015 plan year, pro-rated for the period of time prior to Mr. Plowman’s retirement date, which bonus shall paid in the spring of 2016, and (4) with respect to restricted stock currently held by Mr. Plowman, 15,000 shares of restricted stock granted on April 17, 2013 shall vest and all restrictions shall lapse on April 17, 2016 and 35,000 shares of restricted stock granted on April 15, 2014 shall vest and all restrictions shall lapse on January 29, 2017. The Separation Agreement also provides that the above payments and vesting of restricted stock will be accelerated in the event of a change of control of the Company.

The above benefits are subject to Mr. Plowman's execution and non-revocation of a General Release.

The Separation Agreement provides that Mr. Plowman’s consulting services shall not exceed 20% of the average level of services he performed over the past 36 months.  It further provides that during the remainder of Mr. Plowman’s employment and for a period of 18 months following  Mr. Plowman’s retirement date, Mr. Plowman will not be employed by or have a consulting relationship with six specified competitors of the Company.

The description of the material terms of the Separation Agreement and General Release set forth herein is qualified in its entirety by the Separation Agreement and General Release , which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference. The full text of the press release is attached hereto as Exhibit 99.1.

Item 9.01.          Financial Statements and Exhibits.

(d)       Exhibits

10.1 Separation Agreement and General Release between The Bon-Ton Stores, Inc. and Keith E. Plowman dated as of January 16, 2015.

 99.1 Press Release dated January 20, 2015, regarding the retirement of the Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bon-Ton Stores, Inc.

		By:	/s/ Keith E. Plowman
Keith E. Plowman
Executive Vice President—Chief Financial Officer

Dated:	January 20, 2015